PROSPECTUS SUPPLEMENT DATED March 12, 2018
(To Prospectus dated June 10, 2005)
Registration Statement No. 333-125065
Rule 424(b)(3)

13,144,948 Shares
Taubman Centers, Inc.
Common Stock
This Prospectus Supplement relates to the potential offer and sale, from time to time, by the Selling Shareholders, of up to 13,144,948 shares of our common stock, if and to the extent that such Selling Shareholders exchange their units of partnership interest in The Taubman Realty Group Limited Partnership, or TRG, for shares of our common stock. This Prospectus Supplement updates certain information included in our Prospectus dated June 10, 2005 (as amended and supplemented, the “Prospectus”), and should be read together with the Prospectus.
The table of Selling Shareholders appearing on page 7 of the Prospectus is hereby revised as follows:
1.    All of the shares held by The Avner Naggar and Gloria Frank Naggar Living Trust dated June 7, 1994 were transferred to the Naggar Marital Trust dated June 7, 1994. The information included in the table of Selling Shareholders for Avner Naggar and Gloria Frank Naggar, as Trustees of the Avner & Gloria Frank Naggar Living Trust is hereby replaced with the information set forth in the table below.

Name of Selling Shareholder	Number of Shares Owned Prior to the Offering (1)(2)	Number of Shares That May Be Offered Hereby(1)	Shares Owned After the Offering
			Number	Percent of Class
Naggar Marital Trust dated June 7, 1994	51,966	51,963	3	*